Exhibit 10.1

CONVERSION AGREEMENT

CONVERSION AGREEMENT, dated as of July 6, 2011, by and among each of the investors named in Exhibit A attached hereto (each, an “Investor” and collectively, the “Investors”), and LEVEL 3 COMMUNICATIONS, INC., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the parties desire that the Investors deliver to the Company for conversion the Notes (as defined below) and that the Company issue to the Investors a number of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company into which the Notes are currently convertible; and

WHEREAS, as an inducement for the Investors to convert the Notes, the Company has agreed to pay to the Investors an amount in cash equal to the sum of (i) accrued and unpaid interest on the Notes to the Closing Date (less any amounts payable to the Investors on the next Interest Payment Date with regard to the Notes to the extent that such Investors held the Notes as of the applicable Regular Record Date for such Interest Payment Date (as such terms are defined in the Indenture (as defined below)), plus (ii) future interest payable on the Notes from the Closing Date to the date of maturity, in each case upon the terms and subject to the conditions set forth below; and

WHEREAS, the parties intend that the shares of Common Stock being issued by the Company upon conversion of the Notes may be resold by those Investors named in the Company’s Registration Statement on Form S-3 (333-756709) pursuant to such Registration Statement in accordance with the terms thereof and applicable law.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the parties hereby agree as follows:

SECTION 1.                                CONVERSION.

1.1.                              Definitions.  As used in this Agreement the following terms have the following meanings:

(a)                                  “Affiliate” shall mean, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person.  For the purposes of this definition “control,” when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

(b)                                 “Beneficially Own” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the 1934 Act (as defined below), as in effect on the date hereof); provided, however, that a Person will be deemed to beneficially own (and have beneficial ownership of) all securities that such Person has the right to acquire, whether such right is exercisable immediately or with the passage of time or the satisfaction of conditions.  The terms “Beneficial Ownership” and “Beneficial Owner” have correlative meanings;

(c)                                  “Fairfax” shall mean Fairfax Financial Holdings Limited and “Fairfax Parties” shall mean Fairfax together with Odyssey Reinsurance Company, The North River Insurance Company, Fairfax (Barbados) International Corp. and Falcon Insurance Company (Hong Kong) Ltd.

(d)                                 “Group” shall mean any group of Persons who, with respect to those acquiring, holding, voting or disposing of Voting Securities would, assuming ownership of the requisite percentage thereof, be required under Section 13(d) of the 1934 Act to file a statement on Schedule 13D with the Securities and Exchange Commission as a “person” within the meaning of Section 13(d)(3) of the 1934 Act, or who would be considered a “person” for purposes of Section 13(g)(3) of the 1934 Act;

(e)                                  “Indenture” shall mean the Indenture, dated as of December 24, 2008, by and between the Company and The Bank of New York Mellon, as trustee, as supplemented by the First Supplemental Indenture, dated as of December 24, 2008, by and between the Company and The Bank of New York Mellon, as trustee, pursuant to which the Notes were issued;

(f)                                    “Lien” shall mean any lien, claim, charge, security interest or other legal or equitable encumbrance, limitation or restriction;

(g)                                 “Notes” shall mean the Company’s 15% Convertible Senior Notes due 2013 (CUSIP# 52729NBM1), which were issued pursuant to an effective registration statement under the 1933 Act (as defined below) and are being converted by the Investors pursuant to this Agreement in the aggregate principal amounts set forth on Schedule I hereto;

(h)                                 “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, governmental entity, unincorporated association or joint venture;

(i)                                     “Shares” shall mean the shares of Common Stock issued to the Investors upon conversion of the Notes pursuant to the terms of this Agreement which shall be calculated as 555.5556 shares of Common Stock per each $1,000 principal amount of the Notes; and

(j)                                     “Voting Securities” shall mean the shares of the Common Stock and any other capital stock or equity securities of the Company having the general voting power under ordinary circumstances to elect members of the board of directors of the Company, and any other securities which are convertible into, or exchangeable for, Voting Securities.

1.2.                              Conversion of the Notes.

(a)                                  Subject to the terms set forth in this Agreement and in reliance upon the representations and warranties set forth below, on the Closing Date (as defined herein)  each Investor shall surrender to the Company for conversion duly endorsed Notes in the aggregate principal amount set forth opposite the name of such Investor on Schedule I hereto and the

Company shall (x) issue to such Investor the number of Shares issuable upon conversion of such Notes and (y) pay to such Investor an amount in cash, in each case as set forth opposite the name of such Investor on Schedule I hereto.  On the Closing Date, such conversion shall be effected by each Investor causing each record holder of the Notes set forth opposite such Investor’s name on Schedule I hereto to deliver such Notes to the Company or its designee (duly endorsed), and each Investor delivering a HSR Certificate (as such term is defined in the Indenture) duly executed by such Investor and a written notice of conversion duly executed by such Investor, in the form attached to the Indenture (a “Conversion Notice”), each as provided for in the Indenture, and the Company shall deliver to each Investor the number of Shares and pay to each Investor an amount in cash by wire transfer of immediately available funds, in each case as set forth opposite the name of such Investor on Schedule I hereto.

(b)                                 No additional consideration for any purpose shall be due to the Investors at Closing other than the Shares and the cash payment pursuant to Section 1.2(a).  All deliveries at the Closing shall be accomplished pursuant to the delivery instructions to be provided by each Investor no later than 5:00 P.M. New York time on July 11, 2011, substantially in the form outlined on Schedule I hereto.  Notwithstanding anything in Section 1502 of the Indenture to the contrary, the Investors shall in no event be required in connection with the conversion of the Notes to pay any amounts to the Company with respect to any interest payable on the Notes on the next succeeding Interest Payment Date (as such term is defined in the Indenture).

1.3.                              Closing.  The closing of the conversion of the Notes (the “Closing”) shall take place at the offices of the Company at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 on July 15, 2011 at 10:00 A.M., New York time, or on such other date, and at such other place and time, as the parties hereto shall mutually agree (such date, the “Closing Date”).

1.4.                              Section 3(a)(9).  The parties hereto acknowledge and agree that the Shares being issued hereunder have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) or under any applicable state securities laws and that the issuance of the Shares, assuming that the representations and warranties of the parties are true and correct is exempt from registration under the 1933 Act pursuant to Section 3(a)(9) thereof.

SECTION 2.                                REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each Investor, severally for itself and not jointly with the other Investors hereby represents and warrants to the Company on the date hereof and on the Closing Date as follows:

2.1.                              Authorization and Validity of Agreement.  Such Investor has all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement and the performance of the obligations of such Investor hereunder have been duly authorized, and no other proceedings on the part of such Investor are necessary to authorize such execution, delivery and performance.  This Agreement has been duly executed by such Investor and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

2.2.                              Consents and Approvals.  No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other Person, firm or corporation, nor any declaration to or filing or registration with any such governmental or regulatory authority is required in connection with such Investor’s execution and delivery of this Agreement or the performance by such Investor of such Investor’s obligations hereunder, except for such consents, the failure of which to obtain would not be reasonably expected to have a material adverse effect on the ability of the Investor to consummate the transactions contemplated hereby or would result in a Lien on the Notes transferred by such Investor pursuant to this Agreement.

2.3.                              Title to Notes.  Such Investor has full investment discretion with respect to the Notes set forth opposite the name of such Investor on Schedule I hereto or full authority to convert such Notes, as the case may be, and it has valid and marketable title thereto, free and clear of any Liens.

2.4.                              Status of Note Holder.

(a)                                  Sophisticated Party; Authority.  Such Investor is a sophisticated investor and has relied on its own independent investigation and not on any information or representations or warranties made by the Company (other than the representations and warranties of the Company contained in Section 3 hereof and the filings made by the Company pursuant to the Securities Exchange Act of 1934 (the “1934 Act”)) in determining to execute and deliver this Agreement.  Such Investor has full discretionary or other valid authority to enter into the transaction contemplated by this Agreement and no further authorization or consent is required to enter into this Agreement or to consummate the transactions contemplated hereby, except for such consents, the failure of which to obtain would not be reasonably expected to have a material adverse effect on the ability of such Investor to consummate the transactions contemplated hereby or would result in a Lien on the Notes transferred by such Investor pursuant to this Agreement.

(b)                                 Group.  Such Investor together with the other Investors do not constitute a Group (except that the Fairfax Parties may constitute a Group).  Such Investor hereby agrees that such Investor shall not take any actions such that it and the other Investor may be deemed to be a Group (except that the Fairfax Parties may constitute a Group).  In the case of each Investor other than the Fairfax Parties, after giving effect to the transactions contemplated under this Agreement, such Investor, together with its “ultimate parent entity” (as defined by 16 C.F.R. §801.1(a)(3)), if any, and all entities included within such “ultimate parent entity,” will Beneficially Own less than 4.9% of the Company’s outstanding Common Stock.  In the case of the Fairfax Parties, (i) after giving effect to the transactions contemplated under this Agreement, the Fairfax Parties together with their “ultimate parent entity” (as defined by 16 C.F.R. §801.1(a)(3)) and all entities included within such “ultimate parent entity” will Beneficially Own less than fifteen percent (15%) of the Company’s outstanding Common Stock, (ii) the number of shares of the Company’s Common Stock that the Fairfax Parties Beneficially Owns will not change as a result of the transactions contemplated by this Agreement and (iii) none of the Fairfax Parties has become, individually or in the aggregate, by reason of a transaction or transactions after April 10, 2011, the Beneficial Owner of additional shares of the Company’s Common Stock representing one-half of one percent (0.5%) or more of the outstanding Common Stock.  Each Investor (in the case of the Fairfax Parties, considering such parties as one Investor for such purposes), or its “ultimate parent entity” (as defined by 16 C.F.R. §801.1(a)(3)), if any, is a different “acquiring person” (as defined by 16 C.F.R. §801.2(a)) from each other Investor (in the case of the Fairfax Parties, considering such parties as one Investor for such purposes).

2.5.                              Company Excluded Information.  Such Investor acknowledges and agrees that the Company possesses material information not generally known by the public or by the Investor regarding the Company, its business, its condition (financial or otherwise) and its prospects (collectively, the “Company Excluded Information”), and such Investor agrees that the Company shall have no liability to such Investor to the extent such Investor incurs or otherwise suffers any liability, loss, expense, cost or damage arising out of or relating to the non-disclosure of the Company Excluded Information; provided, that the foregoing limitation of liability shall not in any way limit the liability of the Company for any breach of its representations and warranties hereunder.

2.6.                              Investment.  Such Investor is acquiring the Shares for its own account solely for the purpose of investment (as defined by 16 C.F.R. §801.1(i)(1)) and not with a view to, or for sale in connection with any distribution of the Shares, but subject, nevertheless, to any requirement of law that the disposition of such Investor’s property shall at all times be within such Investor’s control.  Such Investor has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Shares received by such Investor pursuant to this Agreement.

2.7.                              No Manipulation of Stock.  Such Investor has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

SECTION 3.                                REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each of the Investors on the date hereof and on the Closing Date as follows:

3.1.                              Authorization and Validity of Agreement.  The Company has all corporate power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution and delivery of this Agreement and the performance of the obligations of the Company hereunder have been duly authorized, and no other proceedings on the part of the Company are necessary to authorize such execution, delivery and performance.  This Agreement has been duly executed by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms.

3.2.                              Consents and Approvals.  No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other Person, firm or corporation, nor any declaration to or filing or registration with any such governmental or regulatory authority is required in connection with the Company’s execution and delivery of this Agreement or the performance by the Company of the Company’s obligations hereunder, except for such consents, the failure of which to obtain would not be reasonably expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

3.3.                              Issuance of Shares.  Upon issuance upon conversion of the Notes being delivered to the Company by the Investors, the Shares will be, duly authorized, validly issued, fully paid and nonassessable.  The Shares will be issued at the Closing without any restrictive legend, and assuming the accuracy of the representations and warranties of the Investors, are freely tradable (other than by Affiliates of the Company) under the 1933 Act.  The Shares will be issued at Closing free and clear of any Liens and will be listed and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq Global Select Market.

3.4.                              Accuracy of Information.  The filings made by the Company since January 1, 2011 pursuant to the 1934 Act (as modified or supplemented by other information so filed) did not when filed contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 4.                                COVENANTS OF THE PARTIES.

4.1.                              Further Assurances of the Investors.  Each Investor shall, at any time and from time to time after the date hereof, upon the request of the Company and at the expense of the Investor forthwith, execute and deliver such further instruments of conversion, endorsement, direction or authorization and other documents as the Company may reasonably request to effectuate the purposes of this Agreement.

4.2.                              Further Assurances of the Company.  The Company shall, at any time and from time to time after the date hereof, upon the request of the Investors and at the expense of the Company forthwith, execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Investors may reasonably request to perfect title of the Investors and their successors and assigns to the Shares or otherwise to effectuate the purposes of this Agreement.

SECTION 5.                                CONDITIONS PRECEDENT.

5.1.                              Conditions to the Obligation of the Investors to Consummate the Closing.  The several obligations of each Investor to consummate the transactions to be consummated at the Closing, are subject to the satisfaction of the following conditions precedent:

(a)                                  The representations and warranties of the Company contained in Section 3 of this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on the Closing Date (except that those representations and warranties that address matters only as of a particular date shall have been true and correct only on such date).

(b)                                 The Company shall have delivered the Shares and paid the cash deliverable and payable to such Investor.

(c)                                  The transactions contemplated by this Agreement shall not be prohibited or enjoined by any law or governmental or court order or regulation.

5.2.                              Conditions to the Obligation of the Company to Consummate the Closing.  The obligation of the Company to consummate the transactions to be consummated at the Closing, is subject to the satisfaction of the following conditions precedent:

(a)                                  The representations and warranties of such Investor contained in Section 2 of this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on the Closing Date (except that those representations and warranties that address matters only as of a particular date shall have been true and correct only on such date).

(b)                                 Each Investor shall have delivered the Notes set forth opposite its name on Schedule I hereto, together with a duly executed HSR Certificate and Conversion Notice with respect to such Notes.

(c)                                  The transactions contemplated by this Agreement shall not be prohibited or enjoined by any law or governmental or court order or regulation.

Each Investor’s obligations under this Agreement shall be several and independent from the obligations of each other Investor; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to consummate the transactions contemplated by this Agreement with respect to the Fairfax Parties or the other Investors, as applicable, unless the conditions set forth in Section 5.2 above are satisfied with respect to the Fairfax Parties or the other Investors, respectively.

SECTION 6.                                MISCELLANEOUS.

6.1.                              Successors and Assigns.  No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect.  This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

6.2.                              Governing Law.  This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

6.3.                              Expenses.  Each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated.

6.4.                              Severability.  In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

6.5.                              Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the day after delivery to Federal Express or similar overnight courier; or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

All correspondence to any Investor shall be sent to such Investor at the address set forth in Exhibit A attached hereto.

If to the Company:

Level 3 Communications, Inc.

1025 Eldorado Boulevard

Broomfield, Colorado 80021

Attn.:  John M. Ryan
Facsimile: 720-888-5127

Either party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

6.6.                              Amendments; Waivers.  This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance.

6.7.                              Parties in Interest.  Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Investors or the Company.  No provision of this Agreement shall give any third Persons any right of subrogation or action over or against the Investors or the Company.

6.8.                              Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

6.9.                              Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:	LEVEL 3 COMMUNICATIONS, INC.

	By:	/s/ Robin E. Grey
Name: Robin E. Grey
Title: Senior Vice President and Treasurer

INVESTORS:	FAIRFAX FINANCIAL HOLDINGS LIMITED,

By its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

	By:	/s/ Paul Rivett
Name:
Title:

ODYSSEY REINSURANCE COMPANY,

By its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

	By:	/s/ Paul Rivett
Name:
Title:

THE NORTH RIVER INSURANCE COMPANY

By its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

	By:	/s/ Paul Rivett
Name:
Title:

FAIRFAX (BARBADOS) INTERNATIONAL CORP.

By its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

	By:	/s/ Paul Rivett
Name:
Title:

FALCON INSURANCE COMPANY (HONG KONG) LTD.

By its Investment Manager, Hamblin Watsa Investment Counsel Ltd.

	By:	/s/ Paul Rivett
Name:
Title:

s/ Gary L. West
Gary L. West

/s/ Mary E. West
Mary E. West

CAROLE LEE JULIAN REVOCABLE TRUST

By:	/s/ Carole Lee Julian
Name: Carole Lee Julian
Title: Trustee

JULIAN PROPERTIES, LP

By its General Partner, Julian Management, Inc.

By:	/s/ Robert E. Julian
Name: Robert E. Julian
Title: President

ROBERT JULIAN CAROLE LEE JULIAN CHARIITABLE FOUNDATION

By:	/s/ Robert E. Julian
Name: Robert E. Julian
Title: President

/s/ Robert E. Julian
Robert E. Julian

Exhibit A

Investors

Name	Address for Notices

Fairfax Financial Holdings Limited	c/o Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West Suite 800 Toronto, ON Canada M5J2N7

Odyssey Reinsurance Company	Same as above

The North River Insurance Company	Same as above

Fairfax (Barbados) International Corp.	Same as above

Falcon Insurance Company (Hong Kong) Ltd.	Same as above

Gary L. West	c/o West Family Investments, Inc. 1603 Orrington Avenue, Suite 810 Evanston, IL 60201

Mary E. West	Same as above

Carole Lee Julian Revocable Trust	c/o Robert E. Julian 13525 Paul Circle Omaha, NE 68154

Julian Properties, LP	Same as above

Robert Julian Carole Lee Julian Charitable Foundation	Same as above

Robert E. Julian	Same as above

Schedule I

Form of Delivery Instructions

Note Delivery Instructions

Notes coming from the following
accounts and Delivered to DTC XXX

Investor	CUSIP	Sub Account	DTC #	DTC Name	Principal Amount of Notes

Odyssey Reinsurance Company					$45,000,000

The North River Insurance Company					$30,000,000

Fairfax (Barbados) International Corp.					$20,062,000

Falcon Insurance Company (Hong Kong) Ltd.					$5,000,000

Gary L. West					$12,500,000

Mary E. West					$12,500,000

Carole Lee Julian Revocable Trust					$790,000

Julian Properties, LP					$980,000

Robert Julian Carole Lee Julian Charitable Foundation					$280,000

Robert E. Julian					$850,000

Stock Delivery Instructions

Common Stock coming from the Company’s
transfer agent and Delivered to the following
accounts via DWAC

Investor	Sub Account	DTC #	DTC Name	DWAC Reference	Common Shares

Odyssey Reinsurance Company					25,000,002

The North River Insurance Company					16,666,668

Fairfax (Barbados) International Corp.					11,145,557

Falcon Insurance Company (Hong Kong) Ltd.					2,777,778

Gary L. West					6,944,445

Mary E. West					6,944,445

Carole Lee Julian Revocable Trust					438,889

Julian Properties, LP					544,445

Robert Julian Carole Lee Julian Charitable Foundation					155,556

Robert E. Julian					472,223

Cash Wire Transfer Instructions

Investor	Wire Instructions	Cash Amount

Odyssey Reinsurance Company		$10,125,000

The North River Insurance Company		$6,750,000

Fairfax (Barbados) International Corp.		$4,513,950

Falcon Insurance Company (Hong Kong) Ltd.		$1,125,000

Gary L. West		$2,812,500

Mary E. West		$2,812,500

Carole Lee Julian Revocable Trust		$177,750

Julian Properties, LP		$220,500

Robert Julian Carole Lee Julian Charitable Foundation		$63,000

Robert E. Julian		$191,250